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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 27, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



   NEW JERSEY                    0-19777                        22-3103129
   (State or other                                            (IRS Employer
   jurisdiction of               (Commission                  Identification
   incorporation)                File Number)                    Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc., ("DUSA"), has reported that it has filed with the U.S. Food and Drug Administration a PMA Supplement relating to the commercial version of the BLU-U(TM) brand light device. This supplement follows FDA approval of DUSA's Levulan(R) Kerastick(TM) 20% topical solution with Photodynamic Therapy (PDT) for Actinic Keratoses (AKs) of the face and scalp and the clinical trial version of the BLU-U(TM) in December, 1999. While DUSA believes that the modifications made to the device do not affect its performance and FDA review should take approximately two to three months, FDA regulations give the agency up to six months to review a supplement. The agency also will inspect DUSA's Wilmington, Massachusetts facility before giving its approval. The FDA also may choose to reinspect DUSA's third-party manufacturer.

         DUSA also announced the participation by Berlex Laboratories, the U.S. affiliate of Schering AG, DUSA's dermatology marketing partner, at the American Academy of Dermatology annual meeting on March 9-15, 2000.

         Except for historical information, this report, including the exhibit contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to FDA's approval of the commercial BLU-U(TM) system; expectations regarding the launch of the products by Berlex and expectations regarding the use of the products by dermatologists. Such risks and uncertainties include, but are not limited to the regulatory approval process, dependence upon third-party manufacturers of the Kerastick(TM), the timing of the launch by Berlex of Levulan(R) PDT, ability to develop a market for the products, and other risks identified in DUSA's SEC filings from time to time, including its recently filed Form S-3 registration statement.

ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated March 27, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     DUSA PHARMACEUTICALS, INC.



Dated: March 27, 2000                By: /s/ D. Geoffrey Shulman
      ---------------                   ----------------------------------------
                                             D. Geoffrey Shulman, MD, FRCPC
                                             President, Chief Executive Officer,
                                             and Chief Financial Officer